AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT

SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001.

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Capital Growth Fund	Delaware Statutory Trust
Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin Utilities Fund
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series
Franklin Global Trust	Delaware Statutory Trust

Fiduciary Large Capitalization Growth and Income Fund
Fiduciary Small Capitalization Growth and Income Fund
Franklin Global Real Estate Fund

Franklin International Growth Fund
Franklin International Small Cap Growth Fund
Franklin Templeton Core Fixed Income Fund
Franklin Templeton Core Plus Fixed Income Fund
Franklin Templeton Emerging Market Debt Opportunities Fund
Franklin Templeton High Income Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual Discovery Fund Mutual European Fund Mutual Financial Services Fund Mutual Qualified Fund Mutual Shares Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund
Franklin Flex Cap Growth Fund

Franklin Focused Core Equity Fund

Franklin Global Communications Fund
Franklin Global Health Care Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund
Franklin Small-Mid Cap Growth Fund

Franklin Small Cap Growth Fund
Franklin Strategic Income Fund
Franklin Technology Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Target Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund

Franklin Templeton Growth Target Fund

Franklin Templeton Moderate Target Fund
Franklin Templeton Perspectives Allocation Fund
Franklin Templeton 2015 Retirement Target Fund

Franklin Templeton 2025 Retirement Target Fund
Franklin Templeton 2035 Retirement Target Fund
Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust	Franklin Flex Cap Growth Securities Fund Franklin Global Communications Securities Fund Franklin Global Real Estate Securities Fund Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund
Franklin Large Cap Growth Securities Fund
Franklin Large Cap Value Securities Fund
Franklin Money Market Fund
Franklin Rising Dividends Securities Fund
Franklin Small Mid-Cap Growth Securities Fund
Franklin Small Cap Value Securities Fund
Franklin Strategic Income Securities Fund
Franklin U.S. Government Fund
Franklin Zero Coupon Fund – 2010
Mutual Discovery Securities Fund
Mutual Shares Securities Fund
Templeton Global Income Securities Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund
Templeton Income Trust	Delaware Statutory Trust	Templeton International Bond Fund

CLOSED END FUNDS:
Franklin Mutual Recovery Fund Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust